UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

Following a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors, Hope Bancorp, Inc. (the “Company”) engaged Crowe Horwath LLP (“Crowe Horwath”) effective May 25, 2017 as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and dismissed its prior audit firm, BDO USA, LLP (“BDO”). The change in accountant was not a result of any dissatisfaction with the quality of professional services rendered by BDO. The decision to change registered public accounting firms and the appointment of the new registered public accounting firm was made following the recommendation by the Audit Committee and the unanimous approval by the Company’s Board of Directors.

During the fiscal years ended December 31, 2015 and 2016, and through May 25, 2017, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report. Other than advising the Company regarding the existence of material weaknesses in internal control over financial reporting as of December 31, 2016 discussed below, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the U.S. Securities and Exchange Commission’s (the “Commission”) rules and regulations have occurred during the fiscal years ended December 31, 2015 and 2016 or through May 25, 2017.

BDO’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO issued an adverse audit report on the effectiveness of the Company’s internal control over financial reporting in its Report of Independent Registered Public Accounting Firm as of December 31, 2016 due to material weaknesses in our internal control over financial reporting as of December 31, 2016. Both the Audit Committee and the Board of Directors have discussed the identified material weaknesses with BDO. The Company has authorized BDO to respond fully to any inquiries of Crowe Horwath concerning the identified material weaknesses.

The Company has provided BDO with a copy of the foregoing disclosure. The Company has also requested that BDO furnish the Company with a letter addressed to the Commission stating whether BDO agrees with the above statements, and if not, stating the respects in which BDO does not agree. A copy of BDO’s letter, dated May 30, 2017, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2015 and 2016, and through May 25, 2017, the Company did not consult with Crowe Horwath regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered by Crowe Horwath, or (iii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 31, 2017, the Company issued a news release announcing the change in its independent registered public accounting firm. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description of Exhibit

16.1	Letter from BDO USA, LLP to the U.S. Securities and Exchange Commission, dated May 30, 2017.

99.1	News release dated May 31, 2017 announcing the change in Hope Bancorp, Inc.’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: May 31, 2017	/s/ Douglas J. Goddard
Douglas J. Goddard
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

16.1	Letter from BDO USA, LLP to the U.S. Securities and Exchange Commission, dated May 30, 2017.

99.1	News release dated May 31, 2017 announcing the change in Hope Bancorp, Inc.’s independent registered public accounting firm.